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                                                                    Exhibit 23.2


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors of
Security Capital Group Incorporated:

     We consent to the use of our reports dated January 30, 2001, except as to
Note 16, which is as of February 28,2001, with respect to the balance sheets of Archstone Communities Trust as of December 31, 2000 and 1999, and the related statements of earnings, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2000, and the related schedule, which reports appear in the December 31, 2000 annual report on Form 10-K of Security Capital Group Incorporated. Further, we consent to the incorporation by reference of the aforementioned reports into the registration statements filed by Security Capital Group Incorporated on Form S-8 No's. 333-38521, 333-38523, 333-38525, 333-38527, 333-38531, 333-38533, 333-38537, 333-
48167, 333-38539, 333-61395, Form S-4 No's. 333-61401 and 333-47926 and Form S-3
No. 333-64979.



                                       KPMG LLP

Chicago, Illinois
March 19, 2001